EXHIBIT 10.1

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

OMNIBUS AMENDMENT AND SUPPLEMENTAL AGREEMENT

This    OMNIBUS    AMENDMENT    AND    SUPPLEMENTAL    AGREEMENT    (this
“Amendment”) is made as of August 23, 2022, by and between BARCLAYS BANK PLC (“Buyer”) and PEACHTREE MORTGAGE SPV, LLC (“Seller”) and ANGEL OAK MORTGAGE, INC
(“Guarantor”).

WHEREAS, Buyer and Seller are party to that certain Master Repurchase Agreement, dated as of September 20, 2021 (together with all Annexes attached thereto and as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”);

WHEREAS, Buyer and Seller are party to that certain Fee Letter, dated as of September 20, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee Letter”);

WHEREAS as Guarantor has provided a Guaranty (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”), dated as of September 20, 2021, to Buyer with respect to the obligations of the Seller to the Buyer under the Mater Repurchase Agreement, the Fee Letter and the other Program Documents;

WHEREAS, Buyer and Seller have agreed to amend the Master Repurchase Agreement and the Fee Letter as more particularly set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, as follows:

1.Defined Terms. All capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Master Repurchase Agreement.

2.Amendments to Master Repurchase Agreement. Buyer and Seller hereby agree, effective as of the date set forth above, to the following amendments to the Mater Repurchase Agreement:

a.A new defined term “Amendment Effective Date” shall be added in Annex I.A. to the Master Repurchase Agreement as follows:

“August 23, 2022.”

b.The definition of “Facility Termination Date” in Annex I.A. to the Master Repurchase Agreement shall be amended and restated in its entirety as follows:

“Facility Termination Date”: September 30, 2022.”

c.A new defined term “Seller Additional Margin Amount” shall be added in Annex
I.A. to the Master Repurchase Agreement as follows:

“Seller Additional Margin Amount”: [*], as the same may be reduced in accordance with Section 5(d) of Annex I.A.

d.Section 5 of Annex I.A. to the Master Repurchase Agreement shall be amended by adding a new clause (d) at the end thereof:

“(d) Notwithstanding anything to the contrary in Paragraph 4 of the Agreement and this Section 5 of this Annex, on the Amendment Effective Date, Seller shall post to Buyer an amount equal to the Seller Additional Margin Amount. Buyer shall hold the Seller Additional Margin Amount in accordance with the terms of the Agreement.

If, after the Amendment Effective Date, any of the Underlying Assets are either repurchased by Seller or transferred to another financing arrangement on substantially similar terms and a portion of the Repurchase Price is paid in connection with such transfer, the Seller Additional Margin Amount shall be reduced in an amount equal to
$[*] minus the product of (i) 5% and (ii) the then outstanding Purchase Price after such transfer, but solely to the extent that no Margin Deficit has occurred and is continuing, or would occur after giving effect to such return.”

e.Section 6 of Annex I.A. to the Master Repurchase Agreement shall be amended and restated in its entirety as follows:

“From and after the Amendment Effective Date, Buyer and Seller shall not enter into any new Transactions pursuant to the terms of this Annex. This Annex shall terminate on the Facility Termination Date; provided that the parties thereto shall have discharged their obligations hereunder by the Facility Termination Date.”

3.Amendments to Fee Letter. Buyer and Seller hereby agree, effective as of the date set forth above, to the following amendments to the Fee Letter:

f.The definition of “Loan Level Advance Rate” is amended and restated as follows:

“Loan Level Advance Rate”: With respect to all Eligible Underlying Assets, the percentage equivalent of a fraction that is equal to (i) the Borrowing Base as of the Amendment Effective Date less the Seller Additional Margin Amount, divided by (ii) the aggregate Fair Market Value of all Underlying Assets as of the Amendment Effective Date.”

4.Agreement Regarding Amounts in the Trust Account. Seller and Guarantor covenant and agree that from and after the Amendment Effective Date, neither Guarantor nor Seller nor any Affiliate of Seller shall direct the application of, any funds on deposit in the Trust Account until all amounts owed to Buyer under the Master Repurchase Agreement have been paid in full and Buyer has no further obligations under any of the Program Documents. On or about the Amendment Effective Date, Buyer and Seller shall provide the direction attached as Exhibit A to the Trustee

5.Fees and Expenses. Guarantor and Seller agree to pay to Buyer all reasonable and documented fees and out-of-pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable and documented fees and out-of-pocket costs and expenses of the legal counsel to Buyer incurred in connection with this Amendment.

6.Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the following:
g.This Amendment, duly executed and delivered by Seller, Guarantor and Buyer.

h.Seller shall have paid to Buyer the Seller Additional Margin Amount.

i.Seller and Guarantor shall have paid all fees and expenses in connection with this Amendment and all fees and expenses between the Buyer, on the one hand, and the Administrator and its Affiliates and managed funds and accounts, on the other hand.

j.Confirmation that no Event of Default has occurred and is continuing.

7.Limited Effect. Except as amended hereby, the Master Repurchase Agreement, the Fee Letter and the Guaranty shall continue in full force and effect in accordance with its respective terms.

8.Representations and Covenants of Seller and Guarantor. In order to induce Buyer to execute and deliver this Amendment, Seller and Guarantor hereby represent to Buyer that as of the date hereof,
(i) Seller and Guarantor are otherwise in full compliance with all of the terms and conditions of the Program Documents and remain bound by the terms thereof, and (ii) other than as previously disclosed in writing to Buyer, no Default or Event of Default has occurred and is continuing under the Program Documents (in each case disregarding the Potential Event of Default, for the avoidance of doubt).

9.Continuing Effect; Reaffirmation of Guaranty. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement and the other Program Documents are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guaranty) are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment. This Amendment shall be deemed a “Program Document” for all purposes under the Master Repurchase Agreement.

10.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
11.Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, .pdf or any other electronic means (e.g. “pdf”, Docusign or “tif”) shall be as effective as delivery of a manually executed original counterpart of this Amendment. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, the parties hereto are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the parties hereto pursuant to procedures approved by the parties hereto; provided, further, that, without limiting the foregoing, upon the request of either party hereto, any electronic signature shall be promptly followed by such manually executed counterpart.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the date first above written.

BARCLAYS BANK PLC, as Buyer

By: /s/ Grace Park
Name: Grace Park
Title: Managing Director

PEACHTREE MORTGAGE SPV, LLC

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer

ANGEL OAK MORTGAGE, INC., as
Guarantor

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer

EXHIBIT A

BARCLAYS BANK PLC
745 Seventh Ave.
New York, NY 10019

VIA ELECTRONIC MAIL

PEACHTREE MORTGAGE TRUST
U.S. BANK TRUST NATIONAL ASSOCIATION
1011 Centre Road, Suite203,
Wilmington, Delaware 19805, Attention: Corporate Trust Administration with a copy to U.S. Bank Trust National Association
60 Livingston Avenue, Mailcode: EP-MN-WS3D, St. Paul, MN
55107, Attention: Global Structured Finance- PEACHTREE MORTGAGE TRUST

Re:    PEACHTREE MORTGAGE TRUST (the “Trust”).

Reference is made to the Trust Agreement, dated as of September 17, 2021, by and among Peachtree Mortgage Trust, U.S. Bank Trust National Association, as Trustee of the Trust, Peachtree Mortgage SPV, LLC, as the Depositor, and Angel Oak Capital Advisors, LLC, as Administrator of the Trust (the “Trust Agreement”). All capitalized terms used and not otherwise defined herein shall have the meanings used in the Trust Agreement.

Barclays Bank, PLC (“BBPLC”), pursuant to that certain Master Repurchase Agreement, dated as of September 21, 2021, between BBPLC and Peachtree Mortgage SPV, LLC (the “Repurchase Agreement”), purchased the Certificate of the Trust. In accordance with Section
3.05 of the Trust Agreement, please be advised that the Trustee shall only act, or refrain from acting, in accordance with the express written instructions of BBPLC and shall no longer take any instruction or direction from Angel Oak Capital Advisors, LLC with respect to the amounts on deposit in the Trust Account.

BBPLC expressly reserves its rights to exercise, without further notice, any and all of such rights, remedies, powers or privileges under the Trust Agreement with respect to the Trust Property and any related agreements and at law or in equity, at any time as BBPLC chooses.

Please acknowledge receipt of this notice and instruction by countersigning the acknowledgement below. No party may amend or modify this instruction absent the prior written consent of Barclays.

This notice may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same notice. Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Notice.

THIS NOTICE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS NOTICE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BARCLAYS BANK PLC,
as Buyer

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

PEACHTREE MORTGAGE SPV, LLC, as Depositor

By:
Name:
Title:

Angel Oak Capital Advisors, LLC, as Administrator

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION

By:
Name:
Title: